Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Roan Holdings Group Co., Ltd.:

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of Roan Holdings Group Co., Ltd. of our report dated April 22, 2022, relating to the consolidated financial statements which are incorporated in Roan Holdings Group Co., Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2021, as filed with SEC on April 22, 2022.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

January 6, 2023